Jack A. Henry
                                                                  P.O. Box 61714
                                                         Phoenix, AZ  85082-1714
                                                                  (480) 443-6464
                                                              (480) 443-9025 Fax
                                                           jack.henry@sbvllc.com


                             Sierra Blanca Ventures



                               September 12, 2003




Ms. JoAnn W. Wagner
Chairman of the Board
SOS Staffing Services, Inc.
1415 South Main
Salt Lake City, UT  84115

Dear JoAnn:

As we have previously discussed, I must resign as a member of the SOS Staffing Services Board of Directors as of September 30, 2003, due to other business commitments.

                                        Very truly yours,


                                        /s/ Jack A. Henry
                                        ----------------------
                                        Jack A. Henry


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